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                                                                      Exhibit 21
                                                                      ----------

                                               State or County of            Percentage of Voting Securities
                                                Incorporation or              Directly or Indirectly Owned
                                                  Organization                     by the Registrant
- -------------------------------------------------------------------------------------------------------------
Registrant:

   Apertus Technologies Incorporated              Minnesota

Subsidiaries:

   BlueLine Software, Inc.                        Minnesota                              100%

   Apertus Technologies Canada Inc.               Canada                                 100%

   BlueLine B.V.                                  Holland                                100%

   Systems Strategies, Inc.                       New York                               100%

   Datanex, Inc.                                  Oregon                                 100%

   Systems Strategies Limited                     United Kingdom                         100%

   Lee Data Export Limited                        Jamaica                                100%

   Lee Data Far East Pte. Ltd.                    Singapore                              100%

   Apertus Inc. GMBH                              German                                 100%